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Exhibit 4.1

FOR ACCREDITED INVESTORS ONLY

INTERNATIONAL INTEGRATED INCORPORATED
FORM OF CONVERTIBLE DEBENTURE LOAN AGREEMENT

        THIS LOAN AGREEMENT (the "Agreement") is by and between                         (the "Holder") and INTERNATIONAL INTEGRATED INCORPORATED, a British Virgin Islands corporation with its registered office at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands (the "Company").

RECITALS:

WHEREAS:

        A.    The Holder agrees to lend the Company the principal amount as defined below and receive one year's worth of prepaid interest thereon; and

        B.    The Holder agrees to make such loan to the Company in the form of a Convertible Debenture, convertible in the Holder's sole discretion, into the Company's Common Stock, $.01 par value per share (the "Common Stock") on the terms set forth below which is limited to Accredited Holders only; and

        C.    The Company and the Holder wish to enter into this Agreement to reflect the other terms of the investment.

AGREEMENT

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

        1.    LOAN. The Holder hereby agrees to lend to the Company                         ($            ) payable in cash, or good funds (the "Loan Amount"). The Company hereby agrees to pay to the Holder on the date which is twelve (12) months from the date hereof (the "Maturity Date"), at the Holder's sole discretion as indicated to III in writing, either: (a.) the Loan Amount; or (b) shares of III common stock (the "Debenture Shares") equal to the Principal Amount divided by FIVE DOLLARS ($5.00) per share (the "Conversion Price"). The Company agrees to pay the Holder prepaid interest in the amount of
            THOUSAND DOLLARS ($                        ) within Ten (10) business days of bank clearance of the Holder's Loan Amount.

        2.    COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to Holder that on the date hereof:

        2.1    The Company is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and is duly qualified as a foreign corporation in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification. The Company has all requisite power to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and all other documents and agreements contemplated hereby and thereby, and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby.

        2.2    The execution, delivery and performance of this Agreement and all other documents and agreements contemplated hereby to be executed, delivered and performed by the Company, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized and approved by the Company. This Agreement and all other documents and agreements contemplated hereby to be executed and delivered by the Company have each been duly authorized, executed and delivered by, and each is the valid and binding obligation of, the Company, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

        2.3    The authorized capital stock of the Company consists of the following: 50,000,000 authorized shares of common stock, par value $0.01; and 20,000,000 authorized shares of Preferred stock, par value $0.01. The Shares will, when issued, be duly and validly issued, fully paid and nonassessable.

        2.4    The consummation of the transactions contemplated by this Agreement and the performance of the terms and provisions of this Agreement and any other documents or agreements contemplated hereby will not (i) contravene, result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter, by-laws or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "Governmental Person") applicable to the Company or (iii) violate any material provision of any statute or other rule or regulation of any Governmental Person applicable to the Company.

        2.5    No consent, approval or authorization of, or registration, filing or declaration with, any person or entity is required for the transfer of the Convertible Debenture or the Debenture Shares or the valid delivery of the Convertible Debenture or the Debenture Shares or for the performance by the Company of this Agreement or any other documents or agreements contemplated hereby, other than the filings, registrations or qualifications under securities laws or that may be required to be made or obtained in connection with the offers transfer, sale or delivery of the Convertible Debenture or the Debenture Shares or any interest therein.

        2.6    Upon issuance (including payment of the purchase or exercise price there for), Holder shall acquire good and marketable title to the Convertible Debenture free and clear of all covenants, conditions, restrictions, liens, pledges, charges, encumbrances, options and adverse claims or rights of any kind whatsoever.

        3.    COVENANTS OF THE COMPANY. The Company hereby makes the following covenants and agrees that:

        3.1    The Company will do or cause to be done all things necessary to preserve and keep in full force and effect the Company's corporate existence in accordance with the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the foregoing shall not restrict any merger, acquisition of, consolidation with or other such transaction involving the Company, whether or not it is the surviving corporation.

        3.2    The Company shall pay prior to delinquency all taxes, assessments and governmental levies that may be imposed upon the Company, except as contested in good faith and by appropriate proceedings.

        3.3    The Company shall comply in all respects with all applicable laws, statutes and regulations of any Governmental Person, a violation of which would have a material adverse effect on the financial condition, operations, business, profits, prospects or properties of the Company or the validity or enforceability of this Agreement or any other documents or agreements contemplated hereby or thereby or any of the transactions contemplated hereby or thereby.

        3.4    The Company shall refuse to register any transfer of any of the Debenture Shares not made in accordance with the provisions of Regulation D, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

        4.    HOLDER'S REPRESENTATIONS. The Holder hereby makes the following representations to the Company which shall also be true and correct at the Closing and which shall survive the Closing:

        4.1    The Holder represents and warrants that the Holder is an "Accredited Holder" within the meaning of Regulation D promulgated under the Act, and as more specifically described in Exhibit A hereto.

        4.2    The Holder is, by reason of the Holder's business or financial experience, or by reason of the business or financial experience of the Holder's professional adviser, who is not affiliated with and is not compensated directly or indirectly by the Company, or any affiliate or selling agent of the Company, is capable of evaluating the merits and risks of the purchase of the Shares and of protecting the Holder's own interests in connection with the investment contemplated herein.

        4.3    The Holder acknowledges that it has received and carefully reviewed a copy of the form of Convertible Debenture attached hereto as Exhibit "B". The form of Convertible Debenture and this Agreement are hereinafter collectively referred to as the "Materials," and the Holder further acknowledges that it has read all of the disclosures set forth in the Materials. The Holder has had the opportunity to ask questions and receive answers from the Company concerning the terms and conditions of the offering described in the Materials and by the Company. The Holder recognizes that the Company has a limited operating history and is a speculative venture, and that if the Holder invests therein, the Holder may lose the entire amount of its investment. The Holder acknowledges that its representatives and the Holder have been provided with the opportunity to obtain any additional information necessary to verify the accuracy of all information provided to the Holder in the Materials.

        4.4    In deciding whether to acquire the Convertible Debenture, the Holder has relied exclusively upon consultations with its legal, financial and tax advisers with respect to the nature of the investment and the information provided by the Company in the Materials and this Agreement. None of the Holder's advisors are affiliated with, or compensated directly or indirectly by, the Company or any affiliate or selling agent of the Company.

        4.5    The Holder understands that neither the SEC, nor any other governmental agency having jurisdiction over the sale and issuance of the Convertible Debenture will make any finding or determination relating to the appropriateness for investment of the Convertible Debenture offered by the Company and that none of them has or will recommend or endorse the Convertible Debenture.

        4.6    The Holder represents that the Convertible Debenture is purchased for his own account for investment and is not being purchased with a view to the resale or distribution thereof, and that the Holder has no present intention of distributing or reselling any portion of the Convertible Debenture. The Holder acknowledges that it has been informed by the Company that the Convertible Debenture, and the Debenture Shares, to be issued and delivered have not been registered under the Act and that the Convertible Debenture and Debenture Shares must be held indefinitely unless subsequently registered under the Act or an exemption for such registration is available. The Holder acknowledges that, other than as may be set forth in the Materials, the Company has no obligation to register the Convertible Debenture or the Debenture Shares under the Act. The Holder also acknowledges that it is fully aware of the restrictions on disposing of the Convertible Debenture and the Debenture Shares resulting from the provisions of the Act and the General Rules and Regulations of the SEC thereunder.

        4.7    The Holder understands that the Convertible Debenture will not be freely transferable and the ability to transfer the Debenture Shares is also restricted.

        4.8    The Holder recognizes that there is not a public market for the Convertible Debenture and that there is no assurance that there will be such a market for these securities. The Holder understands that it may have to hold the Debenture Shares indefinitely due to the lack of such a market.

        4.9    The Holder represents that he possesses such knowledge and experience in business and financial matters that he is capable of evaluating the merits and risks of his investment in the Convertible Debenture. The Holder also has the degree of sophistication in these matters necessary to understand (1) the financial and operational information provided to it relating to the Company, and (2) the potential risk of losing all or a portion of his investment in the Convertible Debenture. The Holder represents that he is able to bear the economic risk of a loss of its investment in the securities, that he has funds adequate to meet personal needs and contingencies and that he has no need for liquidity of the investment in the Convertible Debentures.

        4.10    The Holder recognizes that "stop transfer" instructions will be issued against his Debenture Shares and that the following legend will be placed on the Debenture Shares issued:

  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

        5.     REGISTRATION RIGHTS.

        5.1    For the period commencing with the issuance of the Convertible Debenture and terminating one year after the Effective Date as defined below, if at any time the Company shall propose to register any of its shares for sale or disposition for its own account for cash under the Act in a public offering, including an initial public offering (the "IPO") under an S-1 registration statement other than a registration relating to its employee benefit plans, the Company shall:

          (a)   Promptly give to the Holder at least thirty (30) days' written notice prior to the filing thereof (which shall include, if then determined, the proposed date on which the registration statement is to be filed, the proposed price and registration price per share, the number of shares proposed to be included in such registration, the identity of any proposed selling stockholders and a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

          (b)   Subject to Section 5.2 below, include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, a portion of the Holder's Shares (as hereinafter defined) which are specified in a written request, or requests, made by the Holder within ten (10) days after receipt of such written notice from the Company by the Holder.

        The rights of the Holder to registration pursuant to this Section 5.1 shall be conditioned upon the Holder's participation in any underwriting relating to the Company's registered public offering. The Holder shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. The Company will use its best efforts to include the Holder's Shares in such registration statement. Notwithstanding any provision of this Section 5.1, if the underwriter, in its sole discretion, determines that marketing factors require a limitation of the number of securities to be underwritten, or that the registration statement be limited to shares offered by the Company only, the underwriter may exclude some or all of the Holder's Shares for which the Holder seeks registration from inclusion in the registration and underwriting, which reduction shall be pro rata among the Holder, the Company, and any other shareholder whose shares are sought to be included in the registration. The Company will bear the expenses of such registration, except for an underwriting commission or discount and the expenses of special counsel for the Holder.

        5.2    In addition, from time to time, the Company will register the Holder's Shares, at its expense, on registration statements or Form S-3 after the date upon which the Company meets the requirements to register Holder's Shares on a Form S-3.

        5.3    Definitions. For purposes of this Section 5:

            5.3.1     The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document; and

            5.3.2     The term "Holder's Shares" means any Common Stock issued upon conversion of the Convertible Debenture held by the Holder; and

            5.3.3     The term "Effective Date" shall mean the date the effectiveness of the Company's registration on Form S-1, or equivalent registration, for an initial public offering (IPO) is declared effective by the SEC.

        5.4    Indemnification. In the event any Holder's Shares are included in a registration statement under this Section 5:

            5.4.1 To the extent permitted by law, the Company will indemnify and hold harmless the Holder, and its partners, against any losses, claims, damages or liabilities (joint or several) to which it may become subject under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law. The Company will reimburse the Holder, and its partners, for any legal or other expense actually incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the preceding, the indemnity agreement contained in this Section 6.4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs solely in reliance upon or in conformity with written information furnished expressly for use in connection with such registration by the Holder.

            5.4.2 To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon written information furnished by the Holder and expressly for use in connection with such registration. The Holder will reimburse any legal or other expense reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the preceding, the indemnity agreement contained in this Section 6.4.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

            5.4.3 Promptly after receipt by an indemnified party under this Section 6.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.4, deliver to the indemnifying party a written notice of the commencement thereof. Following receipt of such notice, the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.4. However, the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.4.

            5.4.4 The obligations of the Company under this Section 5.4 shall survive the completing of any offering of the Holder's Shares in a registration statement under this Section 5.

          5.5   Delay. The Holder shall have no right to take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that may arise with respect to the interpretation or implementation of this undertaking.

          5.6   Transfer of Registration Rights. The rights granted to the Holder hereunder to cause the Company to register securities pursuant to the terms hereof may be assigned to a transferee or assignee in connection with any permitted transfer or assignment of any of the Holder's Shares (including, without limitation, any transfers or assignments effected by operation of law), but excluding any transferee who purchases the Company's Common Shares which have been otherwise registered.

        6.    TRANSFER OF CONVERTIBLE DEBENTURE.

        With respect to any offer, sale or other disposition of the Convertible Debenture (or of any securities issued upon conversion of this Debenture other than pursuant to Section 5 above), the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice, the Company shall notify such Holder whether such Holder may sell or otherwise dispose of the Convertible Debentures, all in accordance with the terms of the notice delivered to the Company. Notwithstanding the above, Holder agrees not to sell, assign or otherwise dispose of the Convertible Debenture or the Debenture Shares to any competitor of III, including but not limited to Inamed Corporation or Mentor Corporation, or to any executive officer of any competitor of III, including but not limited to any executive officer of Inamed Corporation or Mentor Corporation.

        7.    GENERAL PROVISIONS.

        7.1    All representations, warranties, covenants and agreements of the Company herein shall be deemed to be material and to have been relied upon by Purchaser and shall survive the execution and delivery of this Agreement and of the Securities.

        7.2    This Agreement shall bind and inure to the benefit of and be enforceable by the Company, Purchaser and each of their respective successors and assigns. Purchaser shall be permitted to transfer the Shares in accordance with their terms and the terms of this Agreement and in accordance with applicable restrictions under applicable federal and state securities laws.

        7.3    All notices and other communications provided for in this Agreement shall be in writing and delivered by registered or certified mail, postage prepaid, or delivered by overnight courier (for next business day delivery) or telecopied, addressed as set forth on the signature page hereof, or at such other address as any of the parties hereto may hereafter designate by notice to the other parties given in accordance with this Section. Any such notice or communication shall be deemed to have been duly given on the fifth day after being so mailed, the next business day after delivery by overnight courier, when received when transmitted by telecopy with confirmation of transmission or upon receipt when delivered personally.

        7.4    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to the Company or its counsel and the Company or its counsel will provide all of the parties hereto with a copy of the entire Agreement. Notwithstanding the above, this Agreement shall not be effective until accepted by the Company.

        7.5    This Agreement may only be amended by a writing duly executed by the parties hereto.

        7.6    If any term or provision of this Agreement or any other document executed in connection herewith shall be determined to be illegal or unenforceable, all other terms and provisions hereof and thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

        7.7    EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY SELECTED HEREIN, THIS AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE BRITISH VIRGIN ISLANDS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE COURTS SITTING IN THE BRITISH VIRGIN ISLANDS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER BRITISH VIRGIN ISLANDS LAW.

        7.8    Any dispute arising in connection with the interpretation or enforcement of the provisions of this Agreement, or its application or validity, will be submitted to arbitration. Such arbitration proceedings will be held in the British Virgin Islands. This agreement to arbitrate is specifically enforceable. Any award rendered in any such arbitration proceeding will be final and binding on each of the parties, and judgment may be entered thereon in any court of competent jurisdiction. The costs and fees of any such arbitration proceeding will be borne by the respective parties. The arbitrators may in their discretion award costs and reasonable attorneys' fees to the prevailing party.

        7.9    This Agreement contains the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all previous oral and written, and all previous contemporaneous oral negotiations, commitments and understandings.

        7.10    Each party agrees promptly to execute and deliver such documents and to take such other acts as are reasonably necessary to effectuate the purposes of this Agreement.

        7.11    The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        7.12    This Agreement contains the entire agreement between the Holder and the Company in regards to the Convertible Debenture, and all prior negotiations, understandings and agreements with regards to the Convertible Debenture are superseded by this Agreement. No amendment, modification, supplement, termination or waiver of any provision of this Agreement, and no consent to any departure by the Company therefrom, shall be effective unless in writing and signed by the Holder, and then only in the specific instance and for the specific purpose given. "Including" as used herein means "including, but not limited to."

        7.13    The Holder acknowledges and agrees that the non-public information it has received and will receive about the Company and the Company's financial performance is confidential, and agrees to use all reasonable efforts to maintain the confidentiality thereof. Any Confidentiality Agreement between the Holder and the Company, including the foregoing, is hereby modified, only to the extent necessary, to permit the Holder to exercise and protect its rights under this Agreement, or as a shareholder of the Company.

        IN WITNESS WHEREOF, the parties have signed this Agreement as of                        , 2002.

"HOLDER"
Signed
Address:

Phone:

FAX:

Email:

Tax I.D. or Social Security Number:

THIS SUBSCRIPTION IS NOT ACCEPTED AND THIS AGREEMENT IS NOT EFFECTIVE UNTIL AFTER THE RECEIPT AND VERIFICATION OF GOOD FUNDS FROM THE HOLDER TO THE BANK ACCOUNT LISTED BELOW AND ACCEPTANCE BY THE COMPANY AS WITNESSED BY THE SIGNATURE ON THE NEXT PAGE

        Wires should be sent via Fed Wire System to:
U.S. Bank of Nevada
Nevada Financial Center
2300 West Sahara Avenue
Las Vegas, NV 89102
For credit to the account of:
MediCor Ltd.
Acct. #

(continued on next page)

Checks should be made payable to International Integrated Incorporated and sent, via Federal Express, to:
International Integrated Incorporated
3800 Howard Hughes Parkway
18th Floor
Las Vegas, NV. 89109
Phone: 702/731-2519
FAX: 702/791-5365

THE COMPANY:
International Integrated Incorporated	The Effective Date:
By:	, 2002

Its:

Registered Office Address: International Integrated Incorporated Craigmuir Chambers P.O. Box 71 Road Town, Tortola British Virgin Islands	Management Office Address and Address for Notices: International Integrated Incorporated 3800 Howard Hughes Parkway 18th Floor Las Vegas, NV. 89109 Phone: 702/731-2519 FAX: 702/791-5365
Additional Guarantor:
Donald K. McGhan

LIST OF EXHIBITS
TO
INVESTMENT AGREEMENT

EXHIBIT A	—	DEFINITION OF AN "ACCREDITED HOLDER"
EXHIBIT B	—	FORM OF CONVERTIBLE DEBENTURE

EXHIBIT A TO INVESTMENT AGREEMENT

DEFINITION OF ACCREDITED HOLDER
REGULATION D

        To be eligible to purchase the Convertible Debentures, prospective investors must meet the Accredited Investor requirements described below.

        Under Regulation D an "Accredited Investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories at the time of the sale of the securities to that person:

(1)
any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act of 1991 whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited Holders;

(2)
any private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940;

(3)
any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)
any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer;

(5)
any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(6)
any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)
any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii);

(8)
any entity in which all of the equity owners are accredited Investors.

EXHIBIT B
TO INVESTMENT AGREEMENT

FORM OF CONVERTIBLE DEBENTURE

CONFIDENTIAL

THE CONVERTIBLE DEBENTURES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND HAVE NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER STATE. THE CONVERTIBLE DEBENTURES CANNOT BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION OR QUALIFICATION UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS THEN AVAILABLE.

INTERNATIONAL INTEGRATED INCORPORATED
FORM OF CONVERTIBLE DEBENTURE

DEBENTURE #:	DATE OF ISSUANCE:
#
AMOUNT:
$

FOR VALUE RECEIVED, the undersigned, INTERNATIONAL INTEGRATED INCORPORATED, a British Virgin Islands Corporation ("III") promises to pay to the order of                        (the "Holder"), or order, at Holder's address as designated on the signature page hereof, or at such other address as the Holder designates, on or before twelve (12) months from the date hereof (the "Maturity Date") at the Holder's sole discretion as indicated to III in writing, either: (a.) the principal sum of                         ($            ) (the "Principal Amount") herein evidenced; or (b) shares of III common stock (the "Debenture Shares") equal to the Principal Amount divided by FIVE DOLLARS ($5.00) per share (the "Conversion Price"). This Convertible Debenture is subject to that certain Convertible Debenture Loan Agreement between the Holder and III (the "Loan Agreement"). The provisions of the Loan Agreement are hereby incorporated herein by this reference.

        1.    PAYMENTS AND INTEREST.

        This Convertible Debenture shall bear interest at the rate of Ten Percent (10%) per annum, prepaid to the Holder by III in the amount of                        THOUSAND DOLLARS ($                        ) payable by III within Ten (10) business days of bank clearance of the Holder's Principal Amount, in the form of a bank wire or check. This Convertible Debenture is payable either by repayment of III of the Principal Amount hereof or by the issuance by III of the Debenture Shares, at the Holder's sole discretion and written notification thereof. No fractional shares will be issued and any fractional shares which may be issuable hereunder will be paid in cash by III pursuant to Section 8 hereof.

        2.    SEVERABILITY.

        If any provision of this Convertible Debenture is invalid by operation of any law or interpretation placed thereon by any court, this Convertible Debenture shall be construed as not containing such provision and all other provisions of this Convertible Debenture which are otherwise lawful shall remain in full force and effect, and to this end the provisions of this Convertible Debenture are declared to be severable.

        3.    GOVERNING LAW.

        This Convertible Debenture and the Investment Agreement shall be governed by and construed in accordance with the laws of the British Virgin Islands.

        4.    ASSIGNMENT.

        Except to the extent provided in Section 9 below, the Holder shall have the right to sell, assign, or otherwise transfer, either in part or in its entirety, this Convertible Debenture, and any other instrument evidencing or securing the indebtedness of this Convertible Debenture, without III's consent. Such transferee or transferees shall be deemed to be entitled, as to III, to be treated in all favorable respects as a holder or holders in due course. Notwithstanding the above, Holder agrees not to sell, assign or otherwise dispose of the Convertible Debenture or the Debenture Shares to any competitor of III, including but not limited to Inamed Corporation or Mentor Corporation, or to any executive officer of any competitor of III, including but not limited to any executive officer of Inamed Corporation or Mentor Corporation.

        5.    FORBEARANCE NOT A WAIVER.

        No delay or omission on the part of the Holder in exercising any rights under this Convertible Debenture or under the Investment Agreement as defined herein, on default by III, shall operate as a waiver of such right or of any other right under this Convertible Debenture, for the same default or any other default.

        6.    MANNER OF NOTIFICATION.

        Any notice to III provided for in this Convertible Debenture shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, addressed to III at the management office address stated below, or to such other address as III may designate by written notice to the Holder. Any notice to the Holder shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, to the Holder at the address stated on the signature page hereof, or at such other address as may have been designated the Holder by written notice to III. Mailed notices shall be deemed delivered and received on the delivery date as shown on the postal return receipt or the receipt furnished by an independent courier service, and any notices transmitted by confirmed facsimile transmission will be deemed delivered and received as of the date of the transmission.

        7.    CONVERSION RIGHTS OF HOLDER.

        At the Holder's option, at any time prior to the Maturity Date as defined above, Holder may elect to convert all of this Convertible Debenture, in accordance with the provisions of this Section 7. into fully paid and non-assessable shares of Common Stock of III (the "Common Stock"). The number of Convertible Debenture Shares into which this Convertible Debenture may be converted shall be determined by dividing the unpaid Principal Amount by the Conversion Price of FIVE DOLLARS ($5.00) PER SHARE. On the Maturity Date hereof, III will automatically convert the Convertible Debenture into the Convertible Debenture Shares, unless notified in writing by the Holder of Holder's decision to be repaid the Principal Amount, and III shall be forever released from all of its obligations and liabilities under the Convertible Debenture.

          7.1   Conversion Procedure; Notice of Conversion.

        Before the Holder shall be entitled to convert this Convertible Debenture into shares of Common Stock, the Holder shall surrender this Convertible Debenture at the office of III and shall give written notice by mail, postage prepaid, to III at its management office, of the election to convert the same. III shall, as soon as practicable thereafter, issue and deliver at such office to the Holder a certificate or certificates for the Convertible Debenture Shares to which the Holder shall be entitled as aforesaid (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to III), including a check payable to the Holder for any cash amounts payable as described in Section 7.3. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Convertible Debenture, and the Holder shall be treated for all purposes as the record holder or holders of such shares of the Common Stock as of such date.

          7.2   Delivery of Stock Certificate.

        As promptly as practicable after the conversation of this Convertible Debenture, III at its expense will issue and deliver to the Holder a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

          7.3   Mechanics and Effect of Conversion.

        No fractional shares of the Common Stock shall be issued upon conversion of this Convertible Debenture. In lieu of III issuing any fractional shares to the Holder upon the conversion of this Convertible Debenture, III shall pay to the Holder the amount of outstanding principal that is not so converted because of a fractional share.

          7.4   Reservation of Stock Issuable Under Conversion.

        III shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Convertible Debenture, such number of its shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of the Convertible Debentures; and if at any time the number of authorized by unissued shares of the Common Stock, for issuance on conversion of such Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Convertible Debenture, in addition to such other remedies as shall be available to the Holder of this Convertible Debenture, III will use its best efforts to take such corporate actions as may, in the opinion of its counsel, be necessary to increase its authorized, but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

        8.    REGISTRATION RIGHTS.

        8.1    For a period commencing with the issuance of the Convertible Debenture and terminating one year after the Effective Date as defined below, if at any time III shall propose to register any of its shares for sale or disposition for its own account for cash under the Act in a public offering, including an initial public offering (the "IPO") under an S-1 registration statement, other than a registration relating to its employee benefit plans, III shall:

          (a)   Promptly give the Holder at least thirty (30) days' written notice prior to the filing thereof (which shall include, if then determined, the proposed date on which the registration statement is to be filed, the proposed price and registration price per share, the number of shares proposed to be included in such registration, the identity of any proposed selling stockholders and a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

          (b)   Subject to Section 8.2 below, include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, a portion of the Holder's Shares (as hereinafter defined) which are specified in a written request, or requests, made by the Holder within ten (10) days after receipt of such written notice from the Company by the Holder.

        The rights of the Holder to registration pursuant to this Section 8.1 shall be conditioned upon the Holder's participation in any underwriting relating to the Company's registered public offering. The Holder shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. The Company will use its best efforts to include the Holder's Shares in such registration statement. Notwithstanding any provision of this Section 8.1, if the underwriter, in its sole discretion, determines that marketing factors require a limitation of the number of securities to be underwritten, or that the registration statement should be limited to shares offered by the Company only, the underwriter may exclude some or all of the Holder's Shares for which the Holder seeks registration from inclusion in the registration and underwriting, which reduction shall be pro rata among the Holder, the Company, and any other shareholder whose shares are sought to be included in the registration. The Company will bear the expenses of such registration, except for an underwriting commission or discount and the expenses of special counsel for the Holder.

        8.2    In addition, from time to time, the Company will register the Holder's Shares, at its expense, on registration statements or Form S-3 after the date upon which the Company meets the requirements to register Holder's Shares on a Form S-3.

        8.3    Definitions. For purposes of this Section 8:

          8.3.1 The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document; and

          8.3.2 The term "Holder's Shares" means any Common Stock issued upon conversion of this Convertible Debenture, held by the Holder and purchased in this Offering; and

          8.3.3 The term "Effective Date" shall mean the date the effectiveness of the Company's registration on Form S-1, or equivalent registration, for an initial public offering (IPO) is declared effective by the SEC.

        8.4    Indemnification. In the event any Holder's Shares are included in a registration statement under this Section 8:

          8.4.1 To the extent permitted by law, the Company will indemnify and hold harmless the Holder, and its partners, against any losses, claims, damages or liabilities (joint or several) to which it may become subject under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law. The Company will reimburse the Holder, and its partners, for any legal or other expense actually incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the preceding, the indemnity agreement contained in this Section 8.4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs solely in reliance upon or in conformity with written information furnished expressly for use in connection with such registration by the Holder.

          8.4.2 To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter may become subject, under the Act, the

  1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon written information furnished by the Investor and expressly for use in connection with such registration. The Holder will reimburse any legal or other expense reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the preceding, the indemnity agreement contained in this Section 8.4.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

          8.4.3 Promptly after receipt by an indemnified party under this Section 8.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.4, deliver to the indemnifying party a written notice of the commencement thereof. Following receipt of such notice, the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.4. However, the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.4.

          8.4.4 The obligations of the Company under this Section 8.4 shall survive the completing of any offering of the Holder's Shares in a registration statement under this Section 8.

          8.5   Delay. The Holder shall have no right to take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that may arise with respect to the interpretation or implementation of this undertaking.

          8.6   Transfer of Registration Rights. The rights granted to the Holder hereunder to cause the Company to register securities pursuant to the terms hereof may be assigned to a transferee or assignee in connection with any permitted transfer or assignment of any of the Holder's Shares (including, without limitation, any transfers or assignments effected by operation of law), but excluding any transferee who purchases the Company's Common Shares which have been otherwise registered.

        9.    TRANSFER OF THIS CONVERTIBLE DEBENTURE.

        With respect to any offer, sale or other disposition of this Convertible Debenture (or of any securities issued upon conversion of this Convertible Debenture other than pursuant to Section 8.6 above), the Holder will give written notice to III prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice, III shall notify such Holder whether such Holder may sell or otherwise dispose of this Convertible Debenture, all in accordance with the terms of the notice delivered to III. Notwithstanding the above, Holder agrees not to sell, assign or otherwise dispose of the Convertible Debenture or the Debenture Shares to any competitor of III, including but not limited to Inamed Corporation or Mentor Corporation, or to any executive officer of any competitor of III, including but not limited to any executive officer of Inamed Corporation or Mentor Corporation.

        10.    HEADING; REFERENCES.

        All headings used herein are used for convenience only and shall not be used to construe or interpret this Convertible Debenture. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

Signatures on next page

THE COMPANY: INTERNATIONAL INTEGRATED INCORPORATED	THE EFFECTIVE DATE:
By:		, 2002
Edward V. Lower, Ph.D. Its: Chief Executive Officer
Registered Office Address: International Integrated Incorporated Craigmuir Chambers P.O. Box 71 Road Town, Tortola British Virgin Islands	Management Office Address and Address for Notices: International Integrated Incorporated 3800 Howard Hughes Parkway 18th Floor Las Vegas, NV. 89109 Phone: 702/731-2519 FAX: 702/791-5365
Additional Guarantor:
, 2002
Donald K. McGhan

NOTICE OF CONVERSION

(To be signed only upon Conversion of Convertible Debenture)

TO:	INTERNATIONAL INTEGRATED INCORPORATED Management Offices 3800 Howard Hughes Parkway 18th Floor Las Vegas, NV. 89109

        The undersigned, the Holder of the foregoing Convertible Debenture, hereby surrenders such Convertible Debenture for conversion into shares of the Common Stock of INTERNATIONAL INTEGRATED INCORPORATED, a British Virgin Islands Corporation, to the extent of                        THOUSAND DOLLARS ($            ) unpaid Principal Amount of such Convertible Debenture, and requests that the certificates for such shares be issued in the name of, and delivered to:

whose address is:

Dated:

Signed:

(Signature must conform in all respects to the name of the Holder as specified on the face of the Convertible Debenture)
Address:

QuickLinks

  Exhibit 4.1
  FOR ACCREDITED INVESTORS ONLY
INTERNATIONAL INTEGRATED INCORPORATED FORM OF CONVERTIBLE DEBENTURE LOAN AGREEMENT
RECITALS
AGREEMENT
THIS SUBSCRIPTION IS NOT ACCEPTED AND THIS AGREEMENT IS NOT EFFECTIVE UNTIL AFTER THE RECEIPT AND VERIFICATION OF GOOD FUNDS FROM THE HOLDER TO THE BANK ACCOUNT LISTED BELOW AND ACCEPTANCE BY THE COMPANY AS WITNESSED BY THE SIGNATURE ON THE NEXT PAGE
LIST OF EXHIBITS TO INVESTMENT AGREEMENT
EXHIBIT A TO INVESTMENT AGREEMENT DEFINITION OF ACCREDITED HOLDER REGULATION D
EXHIBIT B TO INVESTMENT AGREEMENT FORM OF CONVERTIBLE DEBENTURE CONFIDENTIAL
INTERNATIONAL INTEGRATED INCORPORATED FORM OF CONVERTIBLE DEBENTURE
NOTICE OF CONVERSION (To be signed only upon Conversion of Convertible Debenture)